Exhibit (7)(r)

AMENDMENT TO THE

PARTICIPATION AGREEMENT BY AND BETWEEN

GOLDMAN SACHS VARIABLE INSURANCE TRUST,

GOLDMAN, SACHS & CO. AND

JEFFERSON NATIONAL LIFE INSURANCE COMPANY

THIS AMENDMENT TO THE PARTICIPATION AGREEMENT (the “Amendment”) is made and entered into this      day of           , 2014, by and between GOLDMAN SACHS VARIABLE INSURANCE TRUST (the “Trust”), GOLDMAN, SACHS & CO. (the “Distributor”), and JEFFERSON NATIONAL LIFE INSURANCE COMPANY, a Texas life insurance company (“Original Company”), and JEFFERSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK, a New York life insurance company (“New Company” and, together with Original Company, the “Insurance Companies” and, each, an “Insurance Company”), each Insurance Company on its own behalf and on behalf of each separate account of the Insurance Company identified herein.

WITNESSETH:

WHEREAS, Original Company, the Trust and the Distributor have entered into a Participation Agreement, dated November 13, 2013 and amended on April 15, 2014 (the “Agreement”), which is incorporated herein by reference;

WHEREAS, the Trust, the Distributor and Original Company desire to amend the Agreement to include New Company as a party to the Agreement, and Original Company and New Company each desires to be a party to the Agreement as a “Company” as that term is used in the Agreement; and

WHEREAS, Article XI of the Agreement provides that the Agreement may be amended by written agreement signed by all of the parties.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the Trust, the Distributor, and each of the Insurance Companies, severally and not jointly, agree that the Agreement shall be further amended as follows:

1.                                      Addition of Parties.  New Company is hereby added as a party to the Agreement; each shall be a Company under the Agreement, subject to provisions of the Agreement applicable to the “Company”;  all references in the Agreement to the “Company” shall refer to each of Original Company and New Company, severally and not jointly; all references to an “Account” shall refer to an account of the relevant Company; and all references to a “Contract” shall refer to contracts issued by the relevant Company and its Account.

2.                                      Agreement to be Bound.  Each of the parties hereto agrees that upon execution of this Amendment, each Insurance Company shall be a party to the Agreement, as amended herein (the “Amended Agreement”) and shall be fully bound by, and subject to, all of the covenants, representations, terms and conditions of the Amended Agreement as though an original party to the Agreement and shall be treated as a Company for all purposes under the Amended Agreement.

3.                                      Amendment to Article VIII.  Section 8.1 of the Agreement is deleted in its entirety and replaced with the following:

8.1.                            SEC Order.  The parties to this Agreement acknowledge that the Trust has obtained an SEC Order granting exemptions from various provisions of the 1940 Act and the rules thereunder to Participating Accounts supporting variable life insurance policies to the extent necessary to permit them to hold Trust Shares when Trust Shares also are sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated Participating Insurance Companies and other Qualified Persons (as defined in Section 2.8 hereof).  The relief provided by the SEC Order is conditioned upon the Trust and each Participating Insurance Company complying with conditions and undertakings substantially as provided in this Article VIII.  The Trust and the Distributor reserve the right to determine that one or more provisions of this Article VIII are no longer applicable, and in that event will notify the Company to that effect.  Upon receipt of such notice by the Company, this Agreement shall be deemed amended to eliminate the provisions of Article VIII specified in the notice.

4.                                      Amendment to Article XII.  The following shall be added to Article XII of the Agreement as the address for which any notice, request or consent pursuant to the Agreement to New Company shall be made:

If to New Company:

Jefferson National Life Insurance Company of New York

10350 Ormsby Park Place

Louisville, KY 40223

5.                                      Except as hereby amended, the Agreement remains in full force and effect in accordance with it terms.

***SIGNATURE PAGE FOLLOWS***

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and behalf by its duly authorized officer on the date specified below.

GOLDMAN SACHS VARIABLE INSURANCE TRUST
(Trust)

Date:	By:
Name:
Title:

GOLDMAN, SACHS & CO.
(Distributor)

Date:	By:
Name:
Title:

JEFFERSON NATIONAL LIFE INSURANCE COMPANY
(Original Company)

Date:	By:
		Name:	Craig Hawley
		Title:	General Counsel & Secretary

JEFFERSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK
(New Company)

Date:	By:
		Name:	Craig Hawley
		Title:	General Counsel & Secretary